UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2019

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2019, Bain Capital Specialty Finance, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders considered two proposal as described in the Company’s proxy statement filed on April 30, 2019.  As of the record date, April 17, 2019, there were 51,649,812.27 shares of issued and outstanding shares of common stock entitled to vote at the Annual Meeting.  The final voting results on the matter submitted to stockholders at the Annual Meeting are set forth below.

Proposal I: By the vote shown below, the stockholders elected both David Fubini and Jeffrey Hawkins, each as a Class III Director, both of whom will serve until the 2022 annual meeting of the stockholders or until their respective successor is duly elected and qualified.  The election of each nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Name	Votes For	Votes Against	Abstentions	Broker Non-Vote
David Fubini	21,586,775	7,179,944	39,884	Not applicable
Jeffrey Hawkins	28,275,494	491,019	40,090	Not applicable

Proposal II: By the vote shown below, the stockholders authorized the Company, with approval from the Company’s Board of Directors, to sell shares of the Company’s common stock at a price below the then-current net asset value per share, subject to certain limitations.

Votes For	Votes Against	Abstentions	Broker Non-Vote
22,565,027	5,747,501	432,456	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 31, 2019	By:	/s/ Michael Treisman
	Name:	Michael Treisman
	Title:	Secretary

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